Exhibit 3.25

Commonwealth of Pennsylvania

Department of State

Corporation Bureau

ARTICLES

OF

INCORPORATION

In compliance with the requirements of the Business Corporation Law, approved the 5th day of May, A.D. 1933, P.L. 364, as amended, the undersigned, all of whom are of full age* desiring that they may be incorporated as a business corporation, do hereby certify:

1.  The name of the corporation is:

Eugene Teufel & Son Orthotics & Prosthetics, Inc.

2.  The location and post office address of its initial registered office in this Commonwealth is:

1535 North Market Street		Elizabethtown	Lancaster
Number	Street	City	County

3.  The purpose or purposes of the corporation which shall be organized under this Act are as follows: (**)

To have unlimited power to engage in and to do any lawful act concerning any or all lawful business for which corporations may be incorporated under the Business Corporation Law, the Act under which the corporation is incorporated.

4.  The term of its existence is: Perpetual

5.  The aggregate number of shares which the corporation shall have authority to issue is: (***)

100,000 shares of common stock, having a par value of $1.00 and aggregate of One Hundred Thousand and 00/100     ($100,000.00)

(*) One or more corporations or natural persons of full age may incorporate a business corporation under the provisions of this Act.

(**) It shall not be permissible or necessary to set forth any powers enumerated in Section 302 of the Act.

(***) There should be set forth the number and par value of all shares having par value; the number of shares without par value; and the stated capital applicable thereto. If the shares are to be divided into classes, a description of each class and a statement of the preferences, qualifications, limitations, restrictions, and the special or relative rights granted to, or imposed upon, the shares of each class.

FILING FEE — $40.00

6. The names and addresses of each of the first directors, who shall serve until the first annual meeting, are:

ADDRESS
NAME	(including street and number, if any)

Robert E. Teufel	125 W. Chestnut Street, Elizabethtown, Pa. 17022
Jean Z. Teufel	125 W. Chestnut Street, Elizabethtown, Pa. 17022
Eugene Teufel	1535 N. Market Street, Elizabethtown, Pa. 17022

7.  The names and addresses of each of the incorporators and the number and class of shares subscribed by each are:

ADDRESS
NAME	(including street and number, if any)	NUMBER AND CLASS OF SHARES

Robert E. Teufel	125 N. Chestnut St.,	100 shares of common stock
Elizabethtown, Pa. 17022

IN TESTIMONY WHEREOF, the incorporators have signed and sealed these Articles of Incorporation this 27th day of October, 1972.

/s/ Robert E. Teufel	(SEAL)	(SEAL)

	(SEAL)	(SEAL)

	(SEAL)	(SEAL)

Approved and filed in the Department of State on the 1st day of December A.D. 1972.

/s/ C. DeLores Tucker
Secretary of the Commonwealth

NOTE: The Articles must be accompanied with registry statement, executed in triplicate, in the form prescribed by Section 206-B of the Act — all of which should be signed by an incorporator, as such.